    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1997
                                                    Registration No. 333-
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--------------------------------------------------------------------------------

                                   UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  _________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  _________________

                           HEFTEL BROADCASTING CORPORATION
                (Exact name of registrant as specified in its charter)




               Delaware                                         99-0113417
      (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                           100 CRESCENT COURT, SUITE 1777
                                DALLAS, TEXAS 75201
                                   (214) 855-8882
             (Address of principal executive offices, including zip code)
                                ____________________


                           AMENDED AND RESTATED 1997 EMPLOYEE
                                  STOCK PURCHASE PLAN

                               (Full title of the plans)

                                  JEFFREY T. HINSON
                               CHIEF FINANCIAL OFFICER
                           HEFTEL BROADCASTING CORPORATION
                            100 CRESCENT COURT, SUITE 1777
                                 DALLAS, TEXAS 75201
                                    (214) 855-8882
              (Name, address and telephone number of agent for service)

                                       copy to:

                                  MICHAEL D. WORTLEY
                                      MARK EARLY
                                VINSON & ELKINS L.L.P.
                              3700 TRAMMELL CROW CENTER
                                   2001 ROSS AVENUE
                               DALLAS, TEXAS 75201-2975
                                    (214) 220-7700

                           CALCULATION OF REGISTRATION FEE

     TITLE OF                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
 SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE        AGGREGATE          AMOUNT OF
    REGISTERED         REGISTERED        PER SHARE*        OFFERING PRICE*     REGISTRATION FEE
------------------   --------------   ----------------    -----------------   ------------------
 Common Stock,       800,000 shares       $42.8125           $34,250,000            $10,104
$.001 par value
------------------   --------------   ----------------    -----------------   ------------------

    * Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market System on
         December 26, 1997.
--------------------------------------------------------------------------------
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
                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents have been filed with the Securities and Exchange Commission (the "Commission") by Heftel Broadcasting Corporation, a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, as amended;

    (b) The description of the Company's Common Stock contained in the section entitled "Description of Capital Stock" contained in the Registration Statement on Form S-1 of the Company, as amended, filed with the Commission on April 29, 1994 (No. 33-78370) and incorporated by reference into the Registration Statement on Form 8-A filed by the Company with the Commission on July 8, 1994;

    (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 (as amended), and March 31, June 30 (as amended), and September 30, 1997.

    (d) The Company's Current Report on Form 8-K filed with the Commission on February 26, 1997;

    (e) The Company's Current Report on Form 8-K filed with the Commission on March 3, 1997, as amended;

    (f) The Company's Current Report on Form 8-K filed with the Commission on December 12, 1997; and

    (g) The restatement of the Company's earnings per share contained in the section entitled "Recent Developments" contained in the Registration Statement on Form S-3 of the Company filed with the Commission on December 12, 1997 (File No. 333-42171).

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

    Pursuant to provisions of the DGCL, the Company's Charter includes a provision which eliminates the personal liability of its directors to the Company and its stockholders for monetary damage to the fullest extent permissible under Delaware law. This provision does not eliminate liability (a) for any breach of a director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) in connection with payment of any illegal dividend or an illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. Further, this provision has no effect on claims arising under federal or sate securities laws and does not affect the availability to the Company's stockholders for any violation of a director's fiduciary duty to the Company or its stockholders.

    The Company's Charter authorizes the Company to indemnify its officers, directors and other agents to the fullest extent permitted by Delaware law, exclusive of rights provided through bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. The Charter also authorizes the Company to indemnify its officers, directors and agents for breach of duty to the corporation and its stockholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise permitted under Delaware law, subject to certain limitations. The Company has entered into indemnification agreements with all of its directors and executive officers whereby the Company will indemnify each such person (an "indemnitee") against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent the indemnitee has not already received payments in respect of such claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act of 1933.

    The Bylaws require the Company to provide indemnification for directors and officers to the fullest extent permitted under Delaware law and the Company's Charter.

    An insurance policy obtained by the registrant provides for indemnification of officers and directors of Heftel and certain persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

    The DGCL was amended in 1986 to provide that Delaware corporations may amend their certificates of incorporation to relieve directors of monetary liability for breach of their fiduciary duty, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law or any transaction from which the director derived improper personal benefit. Article 10 of the Company's Charter provides that, to the fullest extent permitted by the Delaware Act, the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

  4.1*   -- Heftel Broadcasting Corporation Amended and Restated 1997 Employee
            Stock Purchase Plan

  4.3**  -- Specimen Share Certificate

  5.1*   -- Opinion of Vinson & Elkins LLP

 23.1*   -- Consent of KPMG Peat Marwick LLP

 23.2*   -- Consent of Ernst & Young LLP

 23.3*   -- Consent of Vinson & Elkins LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1*   -- Power of Attorney (see signature pages hereto)
________________
 *  Filed Herewith
 ** Filed with the Company's Registration Statement No. 33-78370 and incorporated herein by reference

ITEM 9.  UNDERTAKINGS.

    The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on the 30th day of December, 1997.

                                      HEFTEL BROADCASTING CORPORATION



                                      By: /s/ McHenry T. Tichenor, Jr.
                                         --------------------------------------
                                            McHenry T. Tichenor, Jr., Chairman
                                               and Chief Executive Officer

    We, the undersigned officers and directors of Heftel Broadcasting Corporation hereby severally constitute McHenry T. Tichenor, Jr. and Jeffrey T. Hinson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Heftel Broadcasting Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our mid attorneys, or any of them, to said Registration Statement and any all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




          SIGNATURE                      CAPACITY                  DATE
         -----------                    ----------                ------
/s/ McHenry T. Tichenor, Jr.
----------------------------  Chairman and Chief Executive    December 30, 1997
    McHenry T. Tichenor, Jr.  Officer
                              (Principal Executive Officer)

/s/ Jeffrey T. Hinson
----------------------------  Chief Financial Officer         December 30, 1997
    Jeffrey T. Hinson         (Principal Financial Officer)

/s/ David Gerow
----------------------------  Vice President and Controller   December 30, 1997
    David Gerow               (Controller and Principal
                              Accounting Officer)
/s/ Ernesto Cruz
----------------------------          Director                December 30, 1997
    Ernesto Cruz

/s/ Robert W. Hughes
----------------------------          Director                December 30, 1997
    Robert W. Hughes

/s/ James M. Raines
----------------------------          Director                December 30, 1997
    James M. Raines


----------------------------          Director                December __, 1997
    McHenry T. Tichenor

                                    EXHIBIT INDEX


  4.1*    -- Heftel Broadcasting Corporation Amended and Restated 1997 Employee
             Stock Purchase Plan

  4.3**   -- Specimen Share Certificate

  5.1*    -- Opinion of Vinson & Elkins LLP

 23.1*    -- Consent of KPMG Peat Marwick LLP

 23.2*    -- Consent of Ernst & Young LLP

 23.3*    -- Consent of Vinson & Elkins LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1*    -- Power of Attorney (see signature pages hereto)

___________________
 *  Filed Herewith
 ** Filed with the Company's Registration Statement No. 33-78370 and incorporated herein by reference